UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 29, 2009 (June 25, 2009)

DIGITALGLOBE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
(Address of principal executive offices, including zip code)
(303) 684-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On June 25, 2009, DigitalGlobe, Inc. signed a contract to extend its Service Level Agreement, or SLA, with the National Geospatial-Intelligence Agency, or NGA, for $12.5 million per month. The SLA extension provides NGA with continued access to the WorldView-1 satellite. NGA has agreed to extend the SLA through March 31, 2010 for a total of $100 million during the extension period, with an option for NGA to extend the contract for an additional nine months on the same terms, from April 1, 2010 to December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009	DIGITALGLOBE, INC.

	By: Name:	/s/ Yancey L. Spruill Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer